Document processing fee
   If document is filed on paper                                                                 $150.00
   If document is filed electronically                                                                            Currently Not Available
Fees & forms/cover sheets
   Are subject to change.
To file electronically, access instructions
   For this form/cover sheet and other
   information or print copies of filed
   documents, visit www.sos.state.co.us
   and select Business Center.
Paper documents must be typewritten or machine printed.
above space for office use only
Statement of Conversion
filed pursuant to §7-90-301, et seq. and §7-90-201 Colorado Revised Statutes (C.R.S.)

ID number (if applicable):		19871520905
1.	Entity name of the converting equity:	BayHill Capital Corporation (must be exactly as shown on the records of the Secretary of State)
2.	Jurisdiction under which the converting entity was formed:	State of Colorado
3.	Principal office street address of the converting entity:	6405 218thStreet, Southwest (Street name and number) Suite 305 Mountlake Terrace WA 98043________ (City) (State) (Postal/Zip Code) _________ (Province – if applicable) (Country – if not US
4.	Principal office mailing address of the converting entity: (if different from above)	SAME (Street name and number) (City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US
5.	Form of the converting entity:	Corporation
6.	Entity name of the resulting entity:	BayHill Capital Corporation
7.	Jurisdiction under which the Resulting entity is being formed:	State of Delaware
8.	Principal office street address of the resulting entity:	10757 S. Riverfront Parkway (Street name and number) Suite 125 South Jordan UT 84095 (City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US

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9.	Principal office mailing address of the converting entity: (if different from above)	SAME (Street name and number) (City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US
10.	Form of the resulting entity:	Corporation
11.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	_______“bank” or “trust” or any derivative thereof _______ “credit union” _____ “savings and loan” _______ “insurance”, “casualty”, “mutual”, or “surety”
12.	The converting entity has been converted into the resulting entity pursuant to this section.
13.
If the resulting entity is an entity for which constituent filed documents are to be filed in records of the secretary of state, the converting entity shall deliver to the secretary of state for filing pursuant to Part 3 of this article, the constituent filed document that complies with the requirements of the organic statutes.

14.	Additional information may be included pursuant to other organic statutes such as title 12, C.R.S. If applicable, mark this box _____ and include an attachment statement the additional information.
15.	(Optional) Delayed effective date: (mm/dd/yyyy/
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

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16.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
Lloyd                                 Brian                                 G.
 (Last)                       (First)                       (Middle)                       (Suffix)
Parr, Waddoups, Brown, Gee & Loveless
185 South State Street, Suite 1300
(Street name and number or Post Office Box information)
Salt Lake City_____ UT___________84111___
(City)                                      (State)                     (Postal/Zip Code)
(Province if applicable)                   (Country –if not US)

(The document need not state the true name and address of more than one individual.  However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ______ and include an attachment stating the name and address of such individuals).

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